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                                                                    Exhibit 99.1


Radiation Therapy Services, Inc.
1850 Boy Scout Drive
Suite A-101
Fort Myers, Florida  33907

Gentlemen:

         I hereby consent to being named as a nominee for director of Radiation Therapy Services, Inc. (the "Company") in the Registration Statement and related Prospectus filed by the Company with the Securities and Exchange Commission for the registration of shares of the Company's Common Stock, and I further consent to all references to me in the Prospectus.

         Signed this 23rd day of August, 1998.




                                                     /s/ John A. Kraeutler
                                                     ---------------------------
                                                     John A. Kraeutler